Exhibit 4.7

          THE ISSUANCE OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, NO TRANSFER OF THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE OR ISSUED UPON THE EXERCISE HEREOF MAY BE MADE EXCEPT IN COMPLIANCE WITH SUCH STATUTE AND THE TERMS OF THE WARRANT AGREEMENT REFERRED TO BELOW, A COPY OF WHICH IS ON FILE AT THE OFFICE OF GCA CORPORATION.

Void After 4:00 P.M., Boston Time, on April 23, 2002


                                     GCA CORPORATION WARRANT
Number ____________                         Warrant to Purchase _______
                                            Shares of Common Stock

          This is to certify that _____________________________ , or registered assigns (the "Holder"), is entitled to purchase from GCA Corporation, a Delaware corporation (the "Company"), at an exercise price (the "Warrant Price") of ________________,(1) at any time prior to 4:00 p.m. (Boston time) on April 23, 2002, _________ fully paid and non-assessable shares (after giving effect to the 1-for-50 reverse stock split (the "Reverse Split") of the Common Stock (as hereinafter defined) contemplated to occur on April 24, 1987) of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment as hereinafter provided.

------------------------
(1). SUCH AMOUNT SHALL BE 150% OF THE BOOK VALUE PER SHARE OF THE COMPANY'S COMMON STOCK AS OF THE LAST DAY OF THE FISCAL MONTH IN WHICH THE CLOSING, AS DEFINED IN THAT CERTAIN RESTRUCTURING AGREEMENT, DATED AS OF DECEMBER 5, 1986, AMONG THE COMPANY, THE HALLWOOD GROUP INCORPORATED, AND THE LENDERS NAMED THEREIN, OCCURS.


          1. This Warrant is one of a series of Warrants (the "Warrants"), for the purchase of an aggregate of 2,190,806 shares of Common Stock, subject to adjustment, issued by the Company pursuant to that certain Warrant Agreement, dated as of April 23, 1987, among the Company, The Hallwood Group Incorporated, a Delaware corporation, and the Lender Group referred to therein, a copy of which is on file at the office of the Company referred to below, and is subject to the terms of such Warrant Agreement, to all of which terms every Holder consents by acceptance hereof.

          2. The rights represented by this Warrant may be exercised by the Holder hereof at any time or from time to time prior to 4:00 p.m. (Boston time) on April 23, 2002, as to the whole or any part of the shares of Common Stock covered hereby, by the surrender of this Warrant, together with (i) the Subscription Form attached hereto appropriately completed, and
(ii) payment (in cash, by certified check or by wire transfer, in each case of immediately available funds) of the Warrant Price for the share or shares of Common Stock so purchased, to the Company at its office at 7 Shattuck Road, Andover, Massachusetts 01810 (or at such other office as the Company may designate by written notice to the holder hereof). Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same shall be deemed to have become a holder of record of the shares of Common Stock purchased hereunder for all purposes, and certificates for such shares of Common Stock so purchased shall be delivered to the purchaser within a reasonable time after this Warrant shall have been exercised as set forth hereinabove. If this Warrant shall be exercised in respect of only a part of the shares of Common Stock subject hereto, the Company shall deliver to the Holder a Warrant registered in the name of the Holder (or his designee) with respect to that number of shares of Common Stock in respect of which this Warrant shall not have been exercised.

          3. No certificate for a fraction of a share of Common Stock will be issued. As to any fractions of a share of Common Stock that would otherwise be purchasable on exercise of a Warrant, the Company shall make payment in lieu thereof in an amount of cash equal to the current value of such fraction computed on the basis of the last reported sale price on the day upon which the exercise of the Warrant shall have taken place or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices on such day, in either case on the principal national securities exchange (which, for purposes hereof, shall be deemed to include the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average mean of the bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if such organization is not in existence, by an organization providing similar services.

          4. Subject to the terms and conditions of the Warrant Agreement, this Warrant and any interest therein or in the shares of Common Stock issuable upon exercise thereof is transferable on the books of the Company at its office at 7 Shattuck Road, Andover, Massachusetts 01810 (or such other office as the Company may designate by written notice to the holder hereof), by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto, duly executed, whereupon this Warrant (and any interest therein or in the shares of Common Stock issuable upon exercise hereof) shall be deemed to have been transferred and the transferee to have become the holder of record thereof. Promptly following such surrender, the Company shall issue a new Warrant (or certificate of shares) registered in the name of the transferee.

          5. The rights of the Holder of this Warrant shall be subject to the following further terms and conditions:

          (a) The Warrant Price and the number of shares of Common Stock purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows. In case the Company shall (i) declare a dividend or make a distribution on shares of its Common Stock payable in shares of Common Stock, or (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock (a "stock split"), the Warrant Price shall be adjusted by multiplying it by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such stock dividend or stock split, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately following such stock dividend or stock split and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior thereto shall be multiplied by the inverse of such fraction. Conversely, in case of any combination, reclassification or consolidation (other than the Reverse Split) of the number of outstanding shares of Common Stock into a lesser number of shares, the Warrant Price shall be adjusted by multiplying it by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such combination, reclassification or consolidation, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately following such combination, reclassification or consolidation and the number of shares of Common Stock purchaseable upon the exercise of this Warrant immediately prior thereto shall be multiplied by the inverse of such fraction. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) In case of any reclassification or change in the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change of the shares of Common Stock into two or more classes or series of common stock), or in case of any consolidation of the Company with, or merger of the Company with or into, another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any conveyance or transfer to another Person of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor purchasing Person, shall provide that the Holder of this Warrant shall have the right to obtain, upon the same terms and conditions, the kind and amount of shares and other securities, cash and property that would have been receivable by such Holder upon such reclassification, change, consolidation, merger, conveyance or transfer if the rights represented by such Warrant had been exercised to purchase Common Stock immediately prior thereto. Such other Person, which shall thereafter be deemed to be the Company for purposes of this Warrant, shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for hereinabove.

          (c) In case at any time the Company shall propose

               (i) to declare any dividend or make any distribution on shares of Common Stock payable in shares of Common Stock or fix a record date for the making of any other distribution (other than a cash dividend) to all holders of shares of Common Stock; or

               (ii) to fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to purchase any additional shares or beneficial interest of any class or any other rights or warrants; or

               (iii) to consolidate or merge with or into any Person or convey or transfer its properties and assets substantially as an entirety to any Person; or

               (iv) to effect any reorganization, reclassification, liquidation, dissolution, or winding-up of the Company; then, in any one or more of such cases, the Company shall give 30 days prior written notice to the Holder of this Warrant of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend on shares of Common Stock, distribution or offering of rights or warrants, or (B) such consolidation, merger, conveyance, transfer, reorganization, reclassification, liquidation, dissolution or winding-up shall take place, as the case may be.

          (d) As used in this paragraph 5,

               (i) "Common Stock" shall mean the Common Stock of the Company as constituted on the date hereof, and shares of any class or classes resulting from any reclassification thereof that have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company;

               (ii) "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          (e) Except as otherwise provided herein, the Holder hereof shall not be entitled on account of holding this Warrant to any rights of a stockholder of the Company either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company.

          (f) The Holder of this Warrant shall, upon demand, disclose to the Company in writing such information as is readily available to the Holder with respect to direct, indirect, actual and/or constructive ownership of shares of Common Stock and/or Warrants as the Company may deem necessary to comply with the provisions of the Internal Revenue Code of 1986 (the "Code") or with the requirements of any other taxing authority. For the purpose of this subparagraph (f), "ownership" of shares of Common Stock shall be determined as provided in Section 544 of the Code or any successor provisions as then in effect and the number of shares of Common Stock owned shall include all shares of Common Stock that may then be acquired upon conversion, exchange or exercise of rights under other securities.

          (g) Each Holder of this Warrant shall furnish the Company with the address to which all notices provided for herein to be given to such holder shall be sent. The Company shall be entitled for all purposes to consider the Person in whose name this Warrant is issued as the lawful owner of this Warrant and as entitled to exercise all his rights hereunder, and no other Person shall have any rights with respect thereto.

Dated:  Apri1 23, 1987                  GCA CORPORATION


                                        By
                                          ----------------------------

                       ASSIGNMENT FORM TO BE EXECUTED
                          UPON TRANSFER OR WARRANT


          FOR VALUE RECEIVED, ______________________________________ here-
by sell(s), assign(s) and transfer(s) unto __________________________
______________ the right to purchase ______________ shares of Common Stock covered by the within Warrant, and do hereby irrevocably constitute and appoint said Attorney, to transfer said right on the books of GCA Corporation, with full power of substitution in the premises.

Dated:                               [                                  ]
      -----------------------         ----------------------------------
                                     By:
                                        --------------------------------
                                     Title:
                                           -----------------------------

                      SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OR WARRANT

          The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase ________ shares of Common Stock evidenced by the within Warrant, and herewith makes payment of the purchase price in full.

Dated:                               [                                  ]
      -----------------------         ----------------------------------
                                     By:
                                        --------------------------------
                                     Title:
                                           -----------------------------